Exhibit 10.16.2

January 5, 2008

CCI-B Langfield I, LLC
c/o Capital Commercial Investments, Inc
1900 W. Loop South, Suite 770
Houston, Texas 77027
Attention: Tyndall Yaap

Re:  Commercial Lease Agreement (Unimproved Property), dated March 3, 2008, by and between CCI-B Langfield I, LLC, as Lessor, and L. B. Foster Company, as Lessee (as amended, the “Lease”), for certain property located in Harris County, Texas as more particularly described therein; NOTICE OF PARTIAL TERMINATION

The undersigned, as Lessee, hereby notifies you that it has elected, pursuant to the First Amendment to Commercial Lease Agreement dated as of April 1, 2008 (the “First Amendment”), to partially terminate the Temporary Premises as set forth in this letter. By countersigning this letter in the space provided below, you are acknowledging your agreement to the terms set forth herein, which shall be and constitute an amendment to the Lease. All capitalized terms used but not defined herein shall have the meaning given to such terms in the Lease.

The Lease with respect to that portion of the Temporary Premises containing approximately 3.7 acres and described on Exhibit A hereto (the “Partial Termination Parcel”) is hereby terminated, such termination to be effective as of January 31, 2009.

From and after the date immediately set forth above and continuing until the expiration of the Temporary Premises Term, the surface area of the Temporary Premises shall be comprised of a total of 5.3146 acres of land.

The Lease, as amended by this letter, is hereby ratified and affirmed and, except as expressly amended hereby, all other items and provisions of the Lease remain unchanged and continue to be in full force and effect. The terms of this letter shall control over any conflicts between the terms of the Lease and the terms of this letter.

This letter may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which together shall constitute one document. The parties hereto agree that execution of this letter with delivery accomplished by facsimile copy transmission shall constitute and have the same effect as the delivery of an executed original.

Sincerely,

L. B. Foster Company

Steven L. Hart

Acknowledged and agreed as of this 6th day of January, 2009.

CCI-B Langfield I, LLC

By	/s/ Tyndall Yaap
Name:     Tyndall Yaap, CCIM, SIOR

NORTH
PARTIAL TERMINATION
PARCEL
640 FT X 250 FT
MARKED LB FOSTER
COMPANY
01-05-2009
EXHIBIT A
DETAIL